UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 5, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Form 12b-25 filed by Alfi, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 1, 2022, the Company was unable, without unreasonable effort and expense, to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) by the March 31, 2022 filing date. On April 5, 2022, the Company received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it has not timely filed the Form 10-K.

As previously disclosed, the Company was notified by Nasdaq on November 18, 2021 that it was not in compliance with the Rule as a result of the delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Initial Delinquent Filing”). In accordance with Nasdaq Listing Rules, the Company submitted a plan to regain compliance.

Also as previously disclosed, Nasdaq had granted the Company an exception until May 16, 2022, to file the Initial Delinquent Filing. The Notice indicates that any additional exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or May 16, 2022. The Notice has no immediate effect on the listing or trading of the Company’s securities; however, as previously disclosed, Nasdaq has notified the Company that, if it does not file with the SEC by May 16, 2022 the Initial Delinquent Filing and all other filings as required by the Rule, then Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

As a result of this additional delinquency of not timely filing the Form 10-K, the Company must submit to Nasdaq by April 20, 2022 an update to the Company’s original plan to regain compliance with respect to the filing requirement, which update should include the Company’s plans to file the Form 10-K and indicate the progress the Company has made towards implementing the plan submitted in connection with the Initial Delinquent Filing.

The Company intends to timely submit an update to its original plan. However, there is no assurance that Nasdaq will accept the Company’s updated plan to regain compliance or, if accepted, that the Company will be able to regain compliance with the Rule by May 16, 2022. If Nasdaq does not accept the Company’s updated plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

No assurance is given that the Company will be able to regain compliance with the Rule or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

Item 8.01	Other Events.

On April 11, 2022, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated April 11, 2022.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: April 11, 2022